American Dairy Dismisses Accounting Firm

Company Seeks New Accountant to Perform 2007 Audit and
Re-Audit Years 2004 Through 2006

Beijing, December 11, 2007(PR Newswire) -- American Dairy, Inc. (NYSE Arca: ADY) (the “Company”), one of the leading producers and distributors of milk powder and soybean products in China, today announced that it has dismissed its independent registered public accounting firm, Murrell, Hall, McIntosh & Co., PLLP (MHM), effective immediately. As per section 4.28 of the Company’s June 1, 2007 financing indenture, American Dairy must change accounting firms by May 1, 2008. However, the Company expedited its previously announced efforts to engage a new accounting firm following notification of an informal SEC investigation related to individuals and entities that provided accounting or certain advisory services to American Dairy, including MHM and Henny Wee & Co. (HW). The Company currently believes the primary focus of the informal investigation is related neither to American Dairy’s business operations nor any of its management, but rather to the independence of MHM and HW.

American Dairy is fully cooperating with the SEC and is actively evaluating a new accounting firm. The Company intends to complete the selection process in an expeditious manner.

In the third quarter of 2007, American Dairy received a letter from the Division of Enforcement of the Securities and Exchange Commission (SEC) indicating that the SEC is conducting an informal investigation and requesting that the Company produce certain documents and information. Substantially all of these requests related to the individuals and entities that provided accounting or certain advisory services to American Dairy, including MHM and HW. None of the requests appears related to American Dairy’s business operations or any of its current management. Based on discussions with the SEC, the Company currently believes the primary focus of the investigation is related to the independence of MHM and HW.

The Company anticipates that due to the informal investigation:
•	American Dairy will engage a new accounting firm to audit the Company’s financials for the fiscal years 2004, 2005, 2006 and 2007.
•	American Dairy’s new accounting firm will perform procedures on selected financial information for the years 2002 and 2003.
•	The Company will suspend use of the effective S-1 Registration Statement (File No. 333-128075) by selling security holders for future sales of securities.
•	The Company intends to withdraw its pending S-1 Registration Statement until the audit is complete, at which point it expects to file an amended S-1 Registration Statement.
•	American Dairy could potentially restate historical financial performance, although it does not currently anticipate this will be necessary.

Mr. Leng You Bin, Chief Executive Officer of American Dairy, Inc. stated, “The appearance or perception of a lack of independence at our auditors is unacceptable to us, so we accelerated the process of working with a new auditor. Today’s announcement does not impact the strength of our business, our pending acquisition of Ausnutria Dairy or our growth prospects.”

Leng continued, “We do not anticipate the re-audit will necessitate material adjustments to our historical financial results. We are viewing today’s announcement as an opportunity to enhance the quality of our financial reporting going forward. When we have more information on the timing of the audit, we will promptly notify our shareholders.”

Conference Call

The Company will hold a conference call on December 11, 2007 at 5:30 pm ET. Listeners may access the call by dialing the following numbers: Toll-free: 1-866-288-0543 and International: 1-913-981-5518. Listeners may access the replay through December 18, 2007 by dialing the following numbers: Toll-free: 1-888-203-1112 and International: 1-719-457-0820.  Passcode: 8017014.

An audio webcast and replay of the call will also be available through the Company’s website at www.americandairyinc.com under the investor relations section.

About American Dairy, Inc.:
American Dairy, Inc. conducts operations in the People's Republic of China ("China") through its wholly owned subsidiary, Feihe Dairy. Founded in 1962, Feihe Dairy is one of the leading producers and distributors of milk powder and soybean products in China. Feihe Dairy is located in Kedong County, China, and has been in operation since 2001. American Dairy also has a milk powder processing plant, BaiQuan Feihe Dairy in Kedong County, and a milk powder processing plant in the city of QiQiHaEr, Heilongjiang Province. http://www.feihe.com/

Certain of the statements made herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT
Integrated Corporate Relations, Inc.
Investors: Ashley Ammon MacFarlane, 203 682 8208
Media: Rich Layne, 646 277 1219